SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 8, 2012

WINTHROP REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

001-06249	34-6513657
(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts	02114
(Address of Principal Executive Offices)	(Zip Code)

(617) 570-4614
(Registrant's Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 8, 2012, Winthrop Realty Trust (“Winthrop”) held its Annual Meeting of Shareholders.  At the meeting, holders of Winthrop’s common shares of beneficial interest (“Shareholders”) voted on two proposals and cast their votes as described below.  The proposals are described in detail in Winthrop’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 26, 2012.  On the record date of March 15, 2012, there were 33,053,502 common shares of beneficial interest of Winthrop issued and outstanding and eligible to vote.

The following persons were elected as Trustees by the following vote

Nominee	For	Against	Abstain	Broker Non-Votes

Michael L. Ashner	24,277,019	291,771	--	6,212,792
Arthur Blasberg, Jr.	24,359,238	209,552	--	6,212,792
Howard Goldberg	24,373,570	195,220	--	6,212,792
Thomas McWilliams	24,369,246	199,544	--	6,212,792
Scott Rudolph	24,381,066	187,724		6,212,792
Lee Seidler	24,361,316	207,474	--	6,212,792
Carolyn Tiffany	24,377,683	191,107	--	6,212,792
Steven Zalkind	24,361,757	207,033	--	6,212,792

Shareholders ratified PricewaterhouseCoopers LLP as the Trust’s independent registered public accounting firm for 2012 by the following vote

For	Against	Abstain
30,682,399	71,840	27,343

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 8th day of May, 2012.

WINTHROP REALTY TRUST

By:	/s/ Michael L. Ashner
Michael L. Ashner
Chairman and Chief Executive Officer